Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Forgiveness of CARES Act PPP Loan

OLD BRIDGE, NJ / July 6, 2021 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced today that it has received forgiveness of $1,768,762 of loan proceeds (“PPP Loan”) previously received under the Paycheck Protection Program (“PPP”).

As previously disclosed, on April 10, 2020, the Company received a PPP Loan of $1,768,762 under the federal PPP Program. The PPP was established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and is administered by the U.S. Small Business Administration ("SBA"). The PPP Loan was evidenced by a promissory note, dated as of April 5, 2020 (“Note”), between the Company, as Borrower, and JPMorgan Chase Bank, N.A., as Lender (“Lender”). The interest rate on the Note was 0.98% per annum, with interest accruing on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days.

Under the terms of the CARES Act, PPP loan recipients can apply for, and the SBA can grant forgiveness of, all or a portion of the loan amounts made under the PPP, plus any accrued interest, if the recipients have used the PPP loan proceeds for eligible purposes. The Company applied for forgiveness of its PPP Loan during the second quarter of 2021.

On June 30, 2021, the Company received notification from the Lender that the SBA had approved the Company's PPP Loan forgiveness application for the entire PPP Loan amount. The forgiveness of the PPP Loan will be recognized during the Company's second quarter ending June 30, 2021.

Commenting on the PPP forgiveness notice, Blonder Tongue Chief Financial Officer Eric Skolnik noted “We were pleased to receive the notice of forgiveness. The PPP program became available to American based manufacturers like Blonder Tongue and other small and medium sized U.S. companies at a critical moment in April last year, when the pandemic was having a tremendous impact on our ability to maintain sales levels and manage our liquidity. The PPP funding enabled us to keep our staff off of unemployment and allowed us a needed bridge to allow for the market to begin its recovery and for us to manage restructuring to get through a period of time when as many as 50% of our customers had temporarily closed their doors last year.”

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

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Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, the Company notes that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company's business include, but are not limited to, those matters discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors," and in the same sections of the Company's subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, anticipated growth trends in the Company's business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding the Company's ability to continue as a going concern-and the Company's ability to maintain the listing of its shares on the NYSE American. Readers also should carefully review the risk factors included in other documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. The Company's actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

Press Contacts:

Bob Gold

Bob Gold & Associates

bob@bobgoldpr.com

(office) 310-320-2010